EXHIBIT 9(VII) UNDER FORM N-1A
                             EXHIBIT 10 UNDER ITEM 601/REG. S-K

                                  Amendment #1
                             Dated February 1, 1995
                                 to Schedule B

                         Shareholder Services Agreement

                                    between

                              MARSHALL FUNDS, INC.

                                      and

                        MARSHALL & ILSLEY TRUST COMPANY



                     Compensation for Shareholder Services


For the services described in this Agreement, each Fund or class shall pay the Trust Company an annual fee of .02 of 1% of its average daily net assets. The Trust Company may voluntarily waive all or a portion of its fee at any time